Exhibit 99.1

Reliance Steel & Aluminum Co. Reports 2009 Second Quarter and Six Months Results

LOS ANGELES--(BUSINESS WIRE)--July 23, 2009--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the second quarter and six months ended June 30, 2009. For the six months ended June 30, 2009, net income amounted to $14.3 million, compared with net income of $264.0 million for the same period in 2008. Earnings per diluted share were $.19 for the six months ended June 30, 2009, compared with earnings of $3.58 per diluted share for the six months ended June 30, 2008. Sales for the 2009 year-to-date period were $2.8 billion, compared with 2008 six month sales of $4.0 billion. The 2009 six month financial results include in cost of sales a pre-tax LIFO income amount of $150 million, compared with a pre-tax LIFO expense amount of $57.5 million in the 2008 year-to-date period.

For the 2009 second quarter, Reliance reported a net loss of $5.8 million, or $.08 per diluted share, its first quarterly net loss since becoming a public company in 1994. For the 2008 second quarter, Reliance had net income of $156.6 million, or $2.12 per diluted share. For the 2009 first quarter, Reliance had net income of $20.1 million, or $.27 per diluted share. Sales for the 2009 second quarter were $1.2 billion, down 41% from 2008 second quarter sales of $2.1 billion, and down 20% from 2009 first quarter sales of $1.6 billion. The 2009 second quarter financial results include in cost of sales a pre-tax LIFO income amount of $75 million, compared with a pre-tax LIFO expense amount of $40.0 million for the 2008 second quarter, and $75 million of LIFO income for the 2009 first quarter.

David H. Hannah, Chairman and CEO of Reliance said, “The 2009 second quarter was the most difficult operating environment that we have ever experienced at our Company. Carbon steel prices fell sharply during the quarter, much more than expected, which caused increased destocking activity and much lower gross profit margins than we had anticipated. Our tons sold for the 2009 second quarter were down 7% and our average price per ton sold was down 35% compared to the 2008 second quarter. However, on a “same-store” basis, excluding our 2008 acquisitions, our tons sold were down 39% and our average price per ton sold was down 21% for the 2009 second quarter compared to the 2008 second quarter. Comparing our 2009 second quarter to the 2009 first quarter, our tons sold were down 7% and our average price per ton sold was down 14%. For the 2009 second quarter carbon steel sales were 57% of our revenues; aluminum sales were 19%; stainless steel sales were 12%; alloy sales were 6%; other sales were 4% and toll processing sales were 2%.”

“During the 2009 first half, we generated record cash flow from operations of $681 million. We repaid $194 million of debt during the quarter and had accumulated about $180 million of cash as of June 30, 2009. The balance on our $1.1 billion unsecured revolving credit facility as of June 30, 2009 was zero and our net debt-to-total capital ratio was 30.7%. We have also aggressively reduced our expenses with same-store expenses for the 2009 first half down $138 million, or 24%, compared to the 2008 first half,” commented Hannah.

“We do believe that the worst is behind us, but overall we don’t anticipate any meaningful improvement in demand for the balance of the year. There is some good news, however, on the pricing side where it appears that we have bounced off the bottom as pricing on most all our products is increasing some. That, coupled with a better inventory position, should lead us to better gross profit margins in the second half of the year. Due to the continued uncertainty regarding economic conditions, we are not comfortable providing earnings guidance for the 2009 third quarter, except to state that we do expect to be profitable. We will, as the quarter progresses, communicate any meaningful information regarding our operations as it becomes available,” concluded Hannah.

On July 22, 2009, the Board of Directors declared a regular quarterly cash dividend of $.10 per share of common stock. The dividend is payable on September 14, 2009 to shareholders of record August 21, 2009. The Company has paid regular quarterly dividends for 49 consecutive years.

Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the second quarter and six months financial results for the period ended June 30, 2009. All interested parties are invited to listen to the web cast on July 23, 2009 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media and RealPlayer. The web cast will remain on the Reliance web site at: www.rsac.com through August 23, 2009 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is the largest metals service center company in North America. Through a network of more than 200 locations in 38 states and Belgium, Canada, China, Mexico, Singapore, South Korea, and the United Kingdom, the Company provides value-added metals processing services and distributes a full line of over 100,000 metal products to more than 125,000 customers in a broad range of industries.

Reliance Steel & Aluminum Co.’s press releases and additional information are available on the Company’s web site at www.rsac.com. The Company was named to the 2008 “Fortune 500” List, the 2008 Forbes “America’s Best Managed Companies” List and the 2009 Fortune List of “The World’s Most Admired Companies.”

This release may contain forward-looking statements. Actual results and events may differ materially as a result of a variety of factors, many of which are outside of Reliance Steel & Aluminum Co.’s control. Risk factors and additional information are included in Reliance Steel & Aluminum Co.’s reports on file with the Securities and Exchange Commission, including Reliance Steel & Aluminum Co.’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

RELIANCE STEEL & ALUMINUM CO. SELECTED FINANCIAL DATA (In thousands, except share and per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Income Statement Data:
Net sales	$1,242,978	$2,095,068	$2,801,513	$4,003,238
Gross profit	282,885	586,934	637,327	1,079,213
Operating income	5,430	267,916	53,391	457,201
EBITDA[1]	36,611	288,853	116,073	499,053
EBIT[1]	7,031	267,408	56,646	456,243
Pre-tax (loss) income	(9,436)	251,256	21,133	423,541
Net (loss) income attributable to Reliance	(5,787)	156,596	14,331	263,991
(Loss) income per common share – diluted	$(0.08)	$2.12	$0.19	$3.58
Weighted average shares outstanding – diluted	73,376,023	73,757,864	73,527,944	73,651,222
Gross margin	22.8%	28.0%	22.7%	27.0%
Operating income margin	0.4%	12.8%	1.9%	11.4%
EBITDA margin[1]	2.9%	13.8%	4.1%	12.5%
EBIT margin[1]	0.6%	12.8%	2.0%	11.4%
Pre-tax (loss) income margin	(0.8)%	12.0%	0.8%	10.6%
Net (loss) income margin	(0.5)%	7.5%	0.5%	6.6%
Cash dividends per share	$.10	$.10	$.20	$.20
	June 30,	December 31,
	2009	2008
Balance Sheet and Other Data:
Current assets	$1,677,837	$2,302,372
Working capital	1,192,983	1,652,207
Property, plant and equipment, net	994,681	998,706
Total assets	4,564,459	5,195,485
Current liabilities	484,854	650,165
Long-term debt[2]	1,184,816	1,675,565
Total Reliance shareholders’ equity	2,450,401	2,431,436
Capital expenditures (year-to-date)	40,789	151,890
Cash flow from operations (year-to-date)	681,259	664,684
Net debt-to-total capital[3]	30.7%	41.4%
Interest coverage ratio[4]	5.2	10.3
Return on Reliance shareholders’ equity[5]	9.6%	22.9%
Current ratio	3.5	3.5
Book value per share	$33.35	$33.17

1 See Unaudited Consolidated Statements of Operations for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income attributable to Reliance shareholders before interest expense and income taxes. EBITDA is defined as the sum of income attributable to Reliance shareholders before interest expense, income taxes, depreciation expense and amortization of intangibles. We use EBITDA and EBIT as liquidity performance measures and believe they are useful in evaluating our liquidity because the calculations generally eliminate the effects of financing costs and income taxes and the accounting effects of capital spending and acquisitions, which are assessed and evaluated through other operating performance measures. EBITDA is also commonly used as a measure of operating and liquidity performance for companies in our industry and is frequently used by analysts, investors, lenders, rating agencies and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA is not a recognized measurement under U.S. generally accepted accounting principles and, therefore, represents a non-GAAP financial measure. EBITDA should not be considered in isolation or as a substitute for consolidated statements of operations and cash flows data prepared in accordance with U.S. generally accepted accounting principles as it excludes components that are significant in understanding and assessing our results of operations and cash flows. EBITDA as presented is not necessarily comparable with similarly titled measures for other companies.

2 Long-term debt includes capital lease obligations of $3,513 and $3,833 as of June 30, 2009 and December 31, 2008, respectively.

3 Net debt-to-total capital is calculated as total debt (net of cash) divided by total Reliance shareholders’ equity plus total debt (net of cash).

4 Calculations are based on the latest twelve months EBIT divided by interest expense.

5 Calculations are based on the latest twelve months net income and beginning total Reliance shareholders’ equity.

RELIANCE STEEL & ALUMINUM CO. CONSOLIDATED BALANCE SHEETS (In thousands, except share amounts) ASSETS

	June 30,	December 31,
	2009	2008
	(Unaudited)
Current assets:
Cash and cash equivalents	$179,413	$51,995
Accounts receivable, less allowance for doubtful accounts of $22,669 at June 30, 2009 and $22,018 at December 31, 2008	561,355	851,214
Inventories	817,154	1,284,468
Prepaid expenses and other current assets	27,995	33,782
Income taxes receivable	21,078	9,980
Deferred income taxes	70,842	70,933
Total current assets	1,677,837	2,302,372
Property, plant and equipment:
Land	128,515	125,096
Buildings	521,380	506,781
Machinery and equipment	830,931	810,054
Accumulated depreciation	(486,145)	(443,225)
	994,681	998,706

Goodwill	1,075,476	1,065,527
Intangible assets, net	730,280	741,681
Cash surrender value of life insurance policies, net	55,466	57,410
Investments in unconsolidated entities	20,874	20,605
Other assets	9,845	9,184
Total assets	$4,564,459	$5,195,485
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$203,621	$248,312
Accrued expenses	54,597	59,982
Deferred revenue	48,310	82,949
Accrued compensation and retirement costs	55,047	123,707
Accrued insurance costs	41,221	40,700
Current maturities of long-term debt	81,411	93,877
Current maturities of capital lease obligations	647	638
Total current liabilities	484,854	650,165
Long-term debt	1,181,303	1,671,732
Capital lease obligations	3,513	3,833
Long-term retirement costs and other long-term liabilities	103,139	94,361
Deferred income taxes	338,607	340,326
Commitments and contingencies
Reliance shareholders’ equity:
Preferred stock, no par value:
Authorized shares — 5,000,000
None issued or outstanding	-	-
Common stock, no par value:
Authorized shares — 100,000,000
Issued and outstanding shares —73,464,297 at June 30, 2009 and 73,312,714 at December 31, 2008, stated capital	572,515	563,092
Retained earnings	1,900,534	1,900,360
Accumulated other comprehensive loss	(22,648)	(32,016)
Total Reliance shareholders’ equity	2,450,401	2,431,436
Noncontrolling interests	2,642	3,632
Total equity	2,453,043	2,435,068
Total liabilities and equity	$4,564,459	$5,195,485

RELIANCE STEEL & ALUMINUM CO. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share and per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Net sales	$1,242,978	$2,095,068	$2,801,513	$4,003,238

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	960,093	1,508,134	2,164,186	2,924,025
Warehouse, delivery, selling, general and administrative	247,875	297,573	524,509	579,202
Depreciation and amortization	29,580	21,445	59,427	42,810
	1,237,548	1,827,152	2,748,122	3,546,037

Operating income	5,430	267,916	53,391	457,201

Other income (expense):
Interest	(16,698)	(16,161)	(36,014)	(32,774)
Other income (expense), net	1,832	(499)	3,756	(886)
(Loss) income from continuing operations before income taxes	(9,436)	251,256	21,133	423,541
Income tax (benefit) provision	(3,880)	94,651	6,301	159,478
Net (loss) income	(5,556)	156,605	14,832	264,063
Less: Net income attributable to noncontrolling interests	231	9	501	72
Net (loss) income attributable to Reliance	$(5,787)	$156,596	$14,331	$263,991

(Loss) earnings per share:
(Loss) income from continuing operations attributable to Reliance shareholders - diluted	$(0.08)	$2.12	$0.19	$3.58
Weighted average shares outstanding - diluted	73,376,023	73,757,864	73,527,944	73,651,222

(Loss) income from continuing operations attributable to Reliance shareholders - basic	$(0.08)	$2.14	$0.20	$3.62
Weighted average shares outstanding - basic	73,376,023	73,015,855	73,346,744	72,936,666

Cash dividends per share	$.10	$.10	$.20	$.20

Reconciliation of EBIT and EBITDA
Net cash provided by operating activities	$366,726	$21,185	$681,259	$128,381
Income tax (benefit) provision	(3,880)	94,651	6,301	159,478
Interest expense	16,698	16,161	36,014	32,774
Other non cash adjustments	1,827	4,337	(1,772)	4,314
Changes in operating assets and liabilities	(344,760)	152,519	(605,729)	174,106
EBITDA	$36,611	$288,853	$116,073	$499,053
Less, Depreciation and amortization expense	29,580	21,445	59,427	42,810
EBIT	$7,031	$267,408	$56,646	$456,243

RELIANCE STEEL & ALUMINUM CO. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended
	June 30,
	2009	2008
Operating activities:
Net income	$14,832	$264,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	59,427	42,810
Deferred income tax benefit	(2,906)	(2,249)
Gain on sales of property, plant and equipment	(38)	(174)
Equity in earnings of unconsolidated entities	(269)	-
Stock based compensation expense	7,447	6,771
Excess tax benefits from stock based compensation	(513)	(9,187)
Net (gain) loss from life insurance policies	(2,450)	453
Changes in operating assets and liabilities (excluding effect of businesses acquired):
Accounts receivable	291,842	(257,165)
Inventories	470,160	(204,991)
Prepaid expenses and other assets	(4,793)	15,489
Accounts payable and other liabilities	(151,480)	272,561
Net cash provided by operating activities	681,259	128,381

Investing activities:
Purchases of property, plant and equipment	(40,789)	(88,305)
Acquisitions of metals service centers and net asset purchases of metal service centers, net of cash acquired	-	(13,250)
Proceeds from sales of property, plant and equipment	684	17,902
Net proceeds from redemptions of life insurance policies	4,394	2,532
Net investment in life insurance policies	-	(96)
Net cash used in investing activities	(35,711)	(81,217)

Financing activities:
Proceeds from borrowings	102,058	339,897
Principal payments on long-term debt and short-term borrowings	(605,989)	(270,499)
Dividends paid	(14,670)	(14,575)
Payments to noncontrolling interest holders	(588)	-
Excess tax benefits from stock based compensation	513	9,187
Exercise of stock options	3,476	16,856
Issuance of common stock	258	284
Noncontrolling interests purchases	(2,661)	-
Common stock repurchases	-	(114,774)
Net cash used in financing activities	(517,603)	(33,624)
Effect of exchange rate changes on cash	(527)	(720)
Increase in cash and cash equivalents	127,418	12,820
Cash and cash equivalents at beginning of period	51,995	77,023
Cash and cash equivalents at end of period	$179,413	$89,843

Supplemental cash flow information:
Interest paid during the period	$40,731	$28,675
Income taxes paid during the period	$25,466	$107,464

CONTACT:
Reliance Steel & Aluminum Co.
Kim P. Feazle
Investor Relations
713-610-9937
213-576-2428
kfeazle@rsac.com
investor@rsac.com